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For period ended 10-31-14
Registrant Name: American Beacon Funds
File Number: 811-4984


Item 77.O     Transactions effected pursuant to Rule 10f-3.

The following Rule 10f-3 transactions were effected by the Emerging Markets Fund:


Security:                  Alibaba Group Holding Ltd.
Date of purchase:          09/18/2014
Date offering commenced:   09/18/2014
Purchase price:            USD $68.00
Commission price           USD $68.00
Syndicate Members:         Credit Suisse, Deutsche Bank,
                           Goldman Sachs, JP Morgan,
                           Morgan Stanley, Citi
Securities acquired from:  JP Morgan Secs Asia
Affiliated underwriter:    Morgan Stanley Intl plc
Amount purchased:          2,462
Total offering:            320,106,100

Security:                  Bancolombia SA
Date of purchase:          03/07/2014
Date offering commenced:   03/07/2014
Purchase price:            COP 23,200
Commission price           COP 375.10
Syndicate Members:         Morgan Stanley, BofA Merrill Lynch
Securities acquired from:  JP Morgan Secs Asia
Affiliated underwriter:    Morgan Stanley
Amount purchased:          5,097
Total offering:            2,662,200,000,000

Security:                  China Oilfied Services Ltd
Date of purchase:          01/08/2014
Date offering commenced:   01/15/2014
Purchase price:            HKD 21.30
Commission rate:           1.11%
Syndicate Members:         CICC, Goldman Sachs,
                           Morgan Stanley, Credit Suisse,
                           JP Morgan
Securities acquired from:  JP Morgan Secs Asia
Affiliated underwriter:    Morgan Stanley Asia Ltd
Amount purchased:          52,000
Total offering:            276,272,000

Security:                  China Cinda Asset Management H
Date of purchase:          12/06/2013
Date offering commenced:   12/12/2013
Purchase price:            HKD 3.58
Commission rate:           HKD 0.0895
Syndicate Members:         BofA Merrill Lynch, Credit Suisse
                           Goldman Sachs, Morgan Stanley
Securities acquired from:  BofA Merrill Lynch HK
Affiliated underwriter:    Morgan Stanley Asia Ltd
Amount purchased:          34,000
Total offering:            5,318,800,000


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